As filed with the Securities and Exchange Commission on September 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALASSIS COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	38-2760940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Address of Principal Executive Offices, including Zip Code and Telephone Number)

VALASSIS COMMUNICATIONS, INC. 2005 EXECUTIVE RESTRICTED STOCK PLAN

VALASSIS COMMUNICATIONS, INC. 2005 EMPLOYEE AND DIRECTOR

RESTRICTED STOCK AWARD PLAN

VALASSIS COMMUNICATIONS, INC. BROAD-BASED INCENTIVE PLAN

(Full Title of the Plan)

Barry P. Hoffman, Esq.

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Amy S. Leder, Esq.

McDermott Will & Emery LLP

50 Rockefeller Plaza

New York, New York 10020

(212) 547 5400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	150,000 shares	(3)	$39.43	$ 5,914,500
Common Stock, par value $0.01 per share	150,000 shares	(4)	$39.43	$ 5,914,500
Common Stock, par value $0.01 per share	650,000 shares	(5)	$39.43	$25,629,500	$4,408.87

(1)	An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock for New York Stock Exchange Composite Transactions on September 6, 2005, as reported in The Wall Street Journal.

(3)	Represents restricted shares reserved for issuance pursuant to awards which may be granted under the Valassis Communications, Inc. 2005 Executive Restricted Stock Plan.

(4)	Represents restricted shares reserved for issuance which may be granted under the Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan.

(5)	Represents shares reserved for issuance pursuant to options which may be granted under the Valassis Communications, Inc. Broad-Based Incentive Plan.

EXPLANATORY STATEMENT

This Registration Statement is being filed to register (i) 150,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of Valassis Communications, Inc. (the “Company”) for issuance pursuant to the Valassis Communications, Inc. 2005 Executive Restricted Stock Plan (the “Executive Plan”), (ii) 150,000 shares of Common Stock of the Company for issuance pursuant to the Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan (the “Employee and Director Plan), and (iii) 650,000 shares of Common Stock of the Company for issuance pursuant to the Valassis Communications, Inc. Broad-Based Incentive Plan (the “Broad-Based Plan” and together with the Executive Plan and the Employee and Director Plan, the “Plans”). The Company filed (i) a registration statement on Form S-8 on November 22, 2000 (File No. 333-50466) in respect of the shares of Common Stock to be offered pursuant to the Broad-Based Plan (the “First Broad-Based Plan Registration Statement”) and (ii) a registration statement on Form S-8 on April 29, 2002 (File No. 333-87162) in respect of the Common Stock to be offered pursuant to the Broad-Based Plan (the “Second Broad-Based Plan Registration Statement” and together with the First Broad-Based Plan Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. The contents of the Prior Registration Statements, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents of the Company, each as filed with the Securities and Exchange Commission (the “SEC”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(c)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

(d)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005;

(e)	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2005;

(f)	All other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2004;

(g)	The description of Common Stock contained in the Registration Statements of the Company filed under Section 12 of the Securities and Exchange Act of 1934; and

(h)	Any amendment or report filed to update such description.

Annual Reports on Form 10-K subsequently filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all reports and other documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) permits a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his/her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him/her against the expenses which such officer or director actually and reasonably incurred.

In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Company’s Restated Certificate of Incorporation and the Amended and Restated By-Laws provide for indemnification to its directors and such of its officers, employees and agents as the Board of Directors may determine, from time to time, to the fullest extent permitted by Section 145 of the Delaware Law.

The Company has obtained directors and officers liability insurance coverage. The policy insures directors and officers of the Company against losses arising from claims made against such directors or officers by reason of certain wrongful acts (as defined), such as errors, misstatements, misleading statements, acts, omissions, negligence or breaches of duty, but does not insure such persons against losses arising from claims made against such directors or officers for the return of certain unauthorized remunerations, for violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, and for violations of similar laws and certain other matters.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-45189)

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3.2	Amended and Restated By-laws of Valassis Communications, Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 10-Q for the period ended March 31, 1999)

4.1	Certificate of Designation of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to the Company’s Form 8-K filed on September 23, 1999)

4.2	Indenture between Valassis Communications, Inc. and The Bank of New York, as trustee, relating to the Zero Coupon Convertible Senior Notes Due 2021 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (No. 333-65824))

4.3	Form of Indenture between Valassis Communications, Inc. and The Bank of New York, as trustee, relating to the 6 5/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement No. 333-75041)

4.4	First Supplemental Indenture dated as of March 9, 1999 (incorporated by reference to Exhibit 4.1(a) to Valassis’ Registration Statement No. 333-75041)

4.5	Amendment No. 1, dated as of October 10, 2003, to Rights Agreement dated as of September 1, 1999, between Valassis Communications, Inc. and National City Corporation, as Rights Agent (incorporated by reference to Exhibit 2 to Valassis’ Form 8-A/A (File No. 011-10991) filed on October 14, 2003)

4.6	Form of Indenture between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (No. 333-107787)

5.1	Opinion (including consent) of McDermott, Will & Emery LLP as to the legality of the securities being offered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of McDermott, Will & Emery LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

The Company undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

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(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 7th day of September, 2005.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Alan F. Schultz
Alan F. Schultz President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Patrick F. Brennan Patrick F. Brennan	Director	September 7, 2005

/s/ Kenneth V. Darish Kenneth V. Darish	Director	September 7, 2005

/s/ Seth Goldstein Seth Goldstein	Director	September 7, 2005

/s/ Barry P. Hoffman Barry P. Hoffman	General Counsel and Director	September 7, 2005

/s/ Walter H. Ku Walter H. Ku	Director	September 7, 2005

/s/ Robert L. Recchia Robert L. Recchia	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 7, 2005

/s/ Marcella A. Sampson Marcella A. Sampson	Director	September 7, 2005

/s/ Alan F. Schultz Alan F. Schultz	President, Chief Executive Officer and Director	September 7, 2005

/s/ Faith Whittlesey Faith Whittlesey	Director	September 7, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-45189)

3.2	Amended and Restated By-laws of Valassis Communications, Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 10-Q for the period ended March 31, 1999)

4.1	Certificate of Designation of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to the Company’s Form 8-K filed on September 23, 1999)

4.2	Indenture between Valassis Communications, Inc. and The Bank of New York, as trustee, relating to the Zero Coupon Convertible Senior Notes Due 2021 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (No. 333-65824))

4.3	Form of Indenture between Valassis Communications, Inc. and The Bank of New York, as trustee, relating to the 6 5/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement No. 333-75041)

4.4	First Supplemental Indenture dated as of March 9, 1999 (incorporated by reference to Exhibit 4.1(a) to Valassis’ Registration Statement No. 333-75041)

4.5	Amendment No. 1, dated as of October 10, 2003, to Rights Agreement dated as of September 1, 1999, between Valassis Communications, Inc. and National City Corporation, as Rights Agent (incorporated by reference to Exhibit 2 to Valassis’ Form 8-A/A (File No. 011-10991) filed on October 14, 2003)

4.6	Form of Indenture between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (No. 333-107787)

5.1	Opinion (including consent) of McDermott, Will & Emery LLP as to the legality of the securities being offered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of McDermott, Will & Emery LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)